UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 North Parkway Pekin, IL		61554
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (309) 347-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 14, 2008, Aventine Renewable Energy Holdings, Inc. issued a press release announcing a delay in its construction program of a new ethanol plant located at Mount Vernon, Indiana and the temporary suspension of construction of its new ethanol plant at Aurora, Nebraska.  The press release is attached Exhibit 99.1 hereto and in incorporated herein by reference.

Please see ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations — Trends and Factors That May Affect Future Operating Results – Expansion” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 for a description of potential penalties and liabilities associated with these delays.

Item 9.01  Financial Statements and Exhibits.

(a)                                 Financial statements of businesses acquired – Not Applicable

(b)                                Pro forma financial information – Not Applicable

(d)                                Exhibits

Exhibit No.	Description

99.1

Press release, dated November 14, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing a delay in its construction program of a new ethanol plant located at Mount Vernon, Indiana and the temporary suspension of construction of its new ethanol plant at Aurora, Nebraska

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  November 18, 2008

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ William J. Brennan
William J. Brennan
Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1

Press release, dated November 14, 2008, issued by Aventine Renewable Energy Holdings, Inc. announcing a delay in its construction program of a new ethanol plant located at Mount Vernon, Indiana and the temporary suspension of construction of its new ethanol plant at Aurora, Nebraska